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                                                                       EXHIBIT 1


                 FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT FOR
                          AMERICA WEST AIRLINES, INC.

                 THIS FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT FOR AMERICA WEST AIRLINES, INC. (this "Amendment) is entered into as of this 6th day of September, 1994 by and among Air Partners II, L.P., a Texas limited partnership, TPG Partners, L.P., a Texas limited partnership, TPG Parallel I, L.P., a Texas limited partnership, Continental Airlines, Inc., a Delaware corporation, Mesa Airlines, Inc., a New Mexico corporation, GPA Group plc, a corporation organized under the laws of Ireland ("GPA"), Robert A. Ewert, David T. Obergfell and William A. Franke (collectively, the "Stockholder Representatives"), and America West Airlines, Inc., a Delaware corporation (the "Company").

                                   RECITALS:

                 WHEREAS, the Amwest Partners, L.P. a Texas limited partnership ("Amwest"), GPA, the Stockholder Representatives and the Company entered into that certain Stockholders' Agreement for America West Airlines, Inc., dated as of the 25th day of August, 1994 (the "Agreement");

                 WHEREAS, the Agreement set forth certain rights and obligations of the parties as stockholders and "Stockholder Representatives" (as defined therein) of the Company;

                 WHEREAS, AmWest was dissolved by operation of that certain Termination Agreement dated as of August 25, 1994, by and among its general and limited partners (the "Termination Agreement");

                 WHEREAS, prior to AmWest's dissolution, by separate letter agreements, each dated August 23, 1994 (the "Assumption Agreements"), Amwest assigned to its limited partners and certain of their Affiliates AmWest's rights and obligations under the Investment Agreement and certain related agreements, and such assignees assumed such rights and obligations pursuant to the Assumption Agreements and certain letter agreements dated August 25, 1994, addressed to the Company and the other parties to the Agreement (the "Letter Agreements");

                 WHEREAS, AmWest's obligations under the Agreement have been collectively assumed by TPG Partners, L.P., TPG Parallel I, L.P., Air Partners II, L.P., Continental Airlines, Inc., and Mesa Airlines, Inc., and their respective Affiliates in accordance with the Termination Agreement, the Assumption Agreements, and the Letter Agreements;





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                 WHEREAS, it is the intent of the parties that the Stockholder
         Representatives not be deemed, by virtue of the Agreement, to be acting, in their individual capacities, as a syndicate or group for the purpose of acquiring, holding, or disposing of securities under
         Section 13(d) of the Securities Exchange Act of 1934, as amended; and

                 WHEREAS, the parties desire to define the term "(on a fully diluted basis)" as used in the Agreement and correct an incomplete reference in the Agreement to certain of the parties thereto.

                 NOW THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. The Agreement is hereby amended in the following manner:

                 (a)      The following is hereby added to Section 1.0 of the
         Agreement:

                 "(on a fully diluted basis)" shall mean that the determination of percentage of voting equity securities modified by such phrase shall be made (i) as if the 10,384,615 warrants to purchase Class B Common issued upon consummation of the Plan shall have been exercised for 10,384,615 shares of Class B Common as of the date that such determination is made, and
                 (ii) excluding from such determination the potential dilutive effect of any warrants, options or rights relating to Class B Common or nonvoting equity securities convertible directly or indirectly into Class B Common issued subsequent and unrelated to the consummation of the Plan (herein, collectively "Post Plan Convertible Securities"). Neither the use of the phrase "(on a fully diluted basis)" nor any determination of percentage of voting equity securities modified by such phrase shall be deemed to limit the Company's ability to issue securities, and subject to clause (ii) of the immediately preceding sentence, any securities so issued (including, without limitation upon exercise of or in exchange for any Post Plan Convertible Security) shall be included for purposes of any calculation of ownership interests provided for in this Agreement.

                 (b) Clause (I) of Section 2.1(h) is hereby amended and restated to read as follows:

                 (i) to vote the Common Stock held and controlled by them (other than stock held individually by any





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                 Stockholder Representative) in favor of the removal from the
                 Board, upon notice by the group or entity having the right to designate such director under this Section 2.1 and requesting such removal, of any person or persons designated to the Board by such group or entity, and

                 2.       The parties hereto agree that for purposes of clause
         (i) of the last sentence of Section 4.3 of the Agreement, TPG Partners, L.P., TPG Parallel I, L.P., Air Partners II, L.P., and Continental will be deemed not to be Affiliates of one another.

                 3. All capitalized terms used herein that are not defined herein shall be given the meaning given to them in the Agreement.

                 4.       Except as specifically modified by this Amendment,
         (a) the terms, conditions, and covenants set forth in the Agreement are hereby ratified and confirmed by the parties hereto and are in full force and effect and (b) nothing herein shall in any way alter, impair, or modify the Agreement.

                 5. This Amendment may be executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument.





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                 IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the date first written above.

                                        AIR PARTNERS II, L.P.

                                        By:  TPG Genpar, L.P.
                                        By:  TPG Advisors, Inc.


                                        By:   /s/ Richard P. Schifter
                                             -----------------------------------
                                             Name:
                                             Title:

                                        TPG PARTNERS, L.P.

                                        By:  TPG Genpar, L.P.
                                        By:  TPG Advisors, Inc.


                                        By:   /s/ Richard P. Schifter
                                             -----------------------------------
                                             Name:
                                             Title:

                                        TPG PARALLEL I, L.P.

                                        By:  TPG Genpar, L.P.
                                        By:  TPG Advisors, Inc.


                                        By:   /s/ Richard P. Schifter
                                             -----------------------------------
                                             Name:
                                             Title:

                                        CONTINENTAL AIRLINES, INC.


                                        By:   /s/ Charles T. Goolsbee
                                             -----------------------------------
                                        Name:  Charles T. Goolsbee
                                        Title: EVP Corporate Affairs

                                        MESA AIRLINES, INC.


                                        By:   /s/ Larry L. Risley
                                             -----------------------------------
                                        Name:  Larry L. Risley
                                        Title: Chairman,President, CEO





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                                        GPA GROUP plc


                                        By:   /s/ Michael Walsh
                                           -----------------------------------
                                        Name:   Michael Walsh
                                        Title:  Vice President - Legal

                                         /s/ Robert A. Ewert
                                        --------------------------------------
                                        Robert A. Ewert,
                                        Stockholder Representative


                                         /s/ David T. Obergfell
                                        --------------------------------------
                                        David T. Obergfell,
                                        Stockholder Representative


                                         /s/ William A. Franke
                                        --------------------------------------
                                        William A. Franke,
                                        Stockholder Representative



                                        AMERICA WEST AIRLINES, INC.


                                         /s/ William A. Franke
                                        --------------------------------------
                                        Name:
                                        Title:





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